Exhibit 10.5

Execution Version

SECURITIES SUBSCRIPTION AGREEMENT

This Securities Subscription Agreement (this “Agreement”), effective as of March 4, 2026, is made and entered into by and between Samos Energy Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and Samos Energy Acquisition Sponsor, LP, a Delaware limited partnership (the “Buyer”).

RECITALS:

WHEREAS, the Buyer wishes to subscribe for and purchase from the Company an aggregate of 5,750,000 Class B Ordinary Shares (as defined below) (the “Shares”), up to 750,000 of which are subject to forfeiture by the Buyer to the extent that the underwriters of the initial public offering (“IPO”) of the Company’s units do not fully exercise their over-allotment option (the “Over-allotment Option”). The Company wishes to issue and sell the Shares to the Buyer, on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Buyer” shall have the meaning set forth in the preamble to this Agreement.

“Class A Ordinary Shares” shall mean the Class A Ordinary Shares, $0.0001 par value per share, of the Company.

“Class B Ordinary Shares” shall mean the Class B Ordinary Shares, $0.0001 par value per share, of the Company. Pursuant to the Company’s memorandum and articles of association, as amended to the date hereof, Class B Ordinary Shares will automatically convert into Class A Ordinary Shares on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth therein.

“Closing” shall have the meaning set forth in Section 2.3 of this Agreement.

“Closing Date” shall have the meaning set forth in Section 2.3 of this Agreement.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“forfeiture” means the shares of the Company being surrendered and cancelled, which shall take effect as a surrender and cancellation for no consideration as a matter of Cayman Islands law.

“Governmental Body” shall mean any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority.

“Law” shall mean any law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Body.

“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, charge, restriction, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing, other than (i) statutory, mechanics’ or other Liens incurred in the Company’s ordinary course of business or (ii) Liens for taxes incurred but not yet due.

“Order” shall mean an order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator.

“Permit” shall mean a permit, license, certificate, waiver, notice or similar authorization.

“Purchase Price” shall have the meaning set forth in Section 2.2 of this Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor federal statute, and the applicable rules and regulations promulgated and in effect from time to time thereunder.

“Shares” shall have the meaning set forth in the recitals to this Agreement. Unless the context otherwise requires, as used in this Agreement “Shares” shall be deemed to include any Class A Ordinary Shares issued upon conversion of the Class B Ordinary Shares comprising the Shares.

ARTICLE II

PURCHASE OF THE SHARES

Section 2.1 Repurchase. The 1 Class B Ordinary Share in the capital of the Company currently in issue following the incorporation of the Company will be repurchased and cancelled by the Company, at par, contemporaneously with the first issue of the Shares by the Company.

Section 2.2 Purchase and Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Company shall sell and issue to the Buyer, and the Buyer shall subscribe for and purchase from the Company, subject to forfeiture, the Shares, in consideration of the payment of the Purchase Price noted herein.

Section 2.3 Purchase Price. As payment in full for the Shares being subscribed for and purchased under this Agreement, simultaneous with the execution hereof, the Buyer shall pay $25,000 to the Company (or as directed by the Company) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company (the “Purchase Price”).

Section 2.4 Closing. The closing of the subscription and issuance of the Shares (the “Closing”) shall be held virtually, or at such other place as may be agreed upon by the parties hereto, on the date of this Agreement (“Closing Date”).

Section 2.5 Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(a) Buyer Deliveries. At the Closing the Buyer shall deliver to the Company the Purchase Price.

(b) Company Deliveries. At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after the Closing, the Company shall issue the Shares and shall register, or arrange for the registration of, the Shares in the Company’s register of members.

Section 2.5 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

Section 2.6 Legend. Each certificate evidencing the Shares (if any) and each certificate issued in exchange for or upon the transfer of any Shares (if any) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

“THESE SECURITIES ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN THE LETTER AGREEMENT BY AND AMONG THE COMPANY, THE SPONSOR AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants that the statements contained in this ARTICLE III are correct and complete as of the date of this Agreement.

Section 3.1 Formation and Registration and Good Standing. The Buyer is a Delaware limited partnership duly formed and registered, validly existing, and in good standing under the laws of the State of Delaware.

Section 3.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. The Buyer has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Buyer has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by, and is enforceable against, the Buyer.

Section 3.3 Investment Representations.

(a) The Buyer is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

(b) The Buyer has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(c) The Buyer hereby acknowledges that an investment in the Shares involves certain significant risks. The Buyer acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. The Buyer has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. The Buyer’s present financial condition is such that the Buyer is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Buyer’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(d) The Buyer acknowledges that the Shares have not been and will not be registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts, except those state securities acts that require registration of the Shares thereunder. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Buyer’s representations and warranties set forth herein. The Buyer acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Buyer either registers the Shares in accordance with federal and state securities laws or finds and complies with an available exemption under such laws. Accordingly, the Buyer hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(e) There are substantial risk factors pertaining to an investment in the Company. The Buyer acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Buyer is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(f) The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Buyer further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(g) The Buyer understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1 Incorporation and Good Standing. The Company is a Cayman Islands exempted company duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands.

Section 4.2 Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, the Company.

Section 4.3 No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (a) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any Law, Order, contract or Permit to which the Company is a party or by which it is bound or any of its assets are subject, or any provision of the Company’s organizational documents as in effect on the Closing Date, (b) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (c) require any Consent under any contract or organizational document to which the Company is a party or by which it is bound; or (d) require any Permit under any Law or Order other than (i) required filings, if any, with the SEC and (ii) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (e) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

Section 4.4 Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement and the memorandum and articles of association of the Company, and registration in the Company’s register of members, the Shares will be duly and validly issued, fully paid and non-assessable Class B Ordinary Shares and will be free and clear of all Liens and claims, other than restrictions on transfer imposed by the Securities Act, other applicable state securities laws, the memorandum and articles of association of the Company and under other agreements to which the Shares may be subject to. The Class A Ordinary Shares issuable upon conversion of the Class B Ordinary Shares have been duly authorized and reserved for issuance upon such conversion.

ARTICLE V

MISCELLANEOUS

Section 5.1 Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option is not exercised in full, the Buyer acknowledges and agrees that it (or, if applicable, it and/or any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 750,000 Shares (as such amount may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) and pro rata based upon the percentage of the Over-allotment Option exercised) such that immediately following such forfeiture, the Buyer (and all other initial shareholders of the Company prior to the IPO, if any) will own an aggregate number of Shares equal to 20% of the issued and outstanding Shares immediately following the IPO.

Section 5.2 Termination of Rights as Shareholder. If any of the Shares are forfeited in accordance with this Article V, then after such time the Buyer (or its successor in interest), shall no longer have any rights as a holder of such forfeited Shares, and the Company shall take such action as is appropriate to cancel such forfeited Shares.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Entire Agreement. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

Section 6.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

Section 6.3 Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 6.3 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Section 6.4 Waiver of Jury Trial. THE PARTIES HERETO EACH HEREBY AGREE TO WAIVE THE RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL ACTIONS THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP AND THAT THEY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. IN THE EVENT OF AN ACTION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY A COURT.

Section 6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

Section 6.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 6.7 Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

Section 6.8 Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

Section 6.9 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

Section 6.10 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

Section 6.11 Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

Section 6.12 Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

Samos Energy Acquisition Corporation

By:	/s/ Jacques Tohme
Name:	Jacques Tohme
Title:	Chief Executive Officer

BUYER:

Samos Energy Acquisition Sponsor, LP

By:	Samos Energy Acquisition Sponsor Holdings, LLC, its general partner

By:	/s/ Jacques Tohme
Name:	Jacques Tohme
Title:	Chief Executive Officer

[Signature Page to Securities Subscription Agreement]